Exhibit 99.9

PRELIMINARY PROXY DATED                     , 2013

SUBJECT TO COMPLETION

PMC COMMERCIAL TRUST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.

The undersigned hereby appoints each of Jan F. Salit and Barry N. Berlin with power of substitution, as proxy and attorney-in-fact and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the common shares of beneficial interest (each a “Share”) of PMC Commercial Trust (“PMC Commercial”) that the undersigned is entitled to vote, and, in his discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of PMC Commercial to be held at 9:00 a.m. Central Daylight Time, on [—], [—], 2013 or any adjournment or postponement thereof (the “Special Meeting”), with all powers which the undersigned would possess if present at the Special Meeting.

This Proxy, when properly executed, will be voted as directed, or if no direction is indicated, will be voted as recommended by the Board of Trust Managers. If any other business is presented at the Special Meeting, this Proxy will be voted by either of the named proxies in his best judgment. This Proxy is solicited on behalf of the Board of Trust Managers.

(continued and to be signed on the reverse side)

SPECIAL MEETING OF THE SHAREHOLDERS OF

PMC COMMERCIAL TRUST

[•], 2013

Please mark, sign and return this Proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from PMC Commercial of a Notice of Special Meeting of Shareholders and a Proxy Statement.

Please detach along the perforated line and mail in the envelope provided.

¯	¯

THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.             The Share Issuance Proposal—to consider and vote upon a proposal to approve the issuance of common shares of beneficial interest and Class A convertible cumulative preferred shares of beneficial interest of PMC Commercial Trust, a Texas real estate investment trust (“PMC Commercial”), including the issuance of common shares of beneficial interest upon the conversion of such Class A convertible cumulative preferred shares of beneficial interest, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 8, 2013 (as it may be amended from time to time and including the Consent to Assignment and Limited Waiver to Agreement and Plan of Merger dated November 20, 2013, the “Merger Agreement”), by and among PMC Commercial, Southfork Merger Sub, LLC, a Delaware limited liability company, CIM Urban REIT, LLC, a Delaware limited liability company, and CIM Merger Sub, LLC, a Delaware limited liability company.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.             The Merger-Related Compensation Proposal—to consider and vote upon, through a non-binding advisory vote, certain compensation arrangements for PMC Commercial’s named executive officers in connection with the merger and other transactions contemplated by the Merger Agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.             The Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate for the purpose of soliciting additional votes for the approval of the Share Issuance Proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the space to the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Check this box if you plan to attend the Special Meeting.			☐

Signature of Shareholder	Date

Signature of Shareholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving your full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

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Your Vote Is Important

If you received more than one Proxy Card, please vote all of them. There are no duplicate cards.

If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

Vote by Internet		Vote by Telephone (Toll-free)		Vote by Mail

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Use the Internet to vote.

Have your Proxy Card in hand when you access the website. You will need to enter the 12 digit Control Number in the blue shaded box above. (Each Proxy Card has a unique Control Number.)

OR

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Use any touch-tone telephone
to vote.

Have your Proxy Card in hand when you call. You will need the 12 digit Control Number in the blue shaded box above. (Each Proxy Card has a unique Control Number.)

			OR	Mark, sign and date your Proxy Card(s) and return it/them in the enclosed Proxy Reply Envelope.

Internet and telephone voting are quick and simple ways to vote, available 24 hours a day, through [                                         ].